EXHIBIT (B)

AMENDED AND RESTATED BY-LAWS

OF

NORTH TRACK FUNDS, INC.

(A Maryland Corporation)

February 12, 2009

ARTICLE I
NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

Section 1.1

Name.  The name of the Corporation is North Track Funds, Inc.

Section 1.2

Principal Offices.  The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland.  The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

Section 1.3

Seal.  The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland."  The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.  Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

ARTICLE II
STOCKHOLDERS

Section 2.1

Place of Meetings.  All meetings of the stockholders shall be held at such place within or outside the State of Maryland as the Board of Directors may determine.

Section 2.2

Annual Meeting.  As permitted by the Investment Company Act of 1940, as amended from time to time, and the rules and regulations prescribed by the Securities and Exchange Commission thereunder (the "Investment Company Act"), the Corporation shall not be required to hold annual meetings of stockholders.

Section 2.3

Special Meetings.  Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by resolution of the Board of Directors or by the President.  Special meetings of the stockholders shall be called by the Secretary upon the written request of stockholders entitled to vote not less than 25% of all the votes entitled to be cast at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders.  No special meeting shall be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Section 2.4

Notice of Meetings.  The Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be served, either personally or by mail, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting.  If mailed (1) such notice shall be directed to a stockholder at his address as it shall appear on the books of the Corporation (unless he shall have filed with the Transfer Agent of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request) and (2) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first class postage thereon prepaid.  Irregularities in the notice or in the giving thereof, as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who is present at such meeting in person or by proxy.  Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting.

Section 2.5

Quorum.  The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast one third of the votes shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws.  In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting sine die or from time to time without further notice to a date not more than 120 days after the original record date.  Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 2.6

Voting.  At each stockholders' meeting, each stockholder entitled to vote shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 6.3 hereof.  Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the Investment Company Act, all matters shall be decided by a vote of the majority of the votes validly cast.  The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

Section 2.7

stockholders Entitled to Vote.  If the Board of Directors sets a record date for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting in accordance with Section 6.3 hereof, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date.  If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Section 2.8

Proxies.  A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting.  No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1

Powers.  Except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws, the business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of its Board of Directors.

Section 3.2

Number and Term.  The Board of Directors shall consist of not fewer than three nor more than twelve Directors, as specified by a resolution of a majority of the entire Board of Directors, provided that at least 75% of the entire Board of Directors shall be persons who are not "interested persons" of the Corporation as defined in the Investment Company Act (hereinafter referred to as "Independent Directors").  Each Director (whenever selected) shall hold office until his successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 3.3

Election.  At any meeting of stockholders called and held for the purpose of electing Directors pursuant to the requirements of the Investment Company Act, the Corporation's Articles of Incorporation or these By-Laws, Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon.

Section 3.4

Vacancies and Newly Created Directorships.  If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the Directors (including a majority of the Independent Directors) then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors (including a majority of the Independent Directors); provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation.  In the event that at any time, less than a majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission shall rule or by order extend such period.

Section 3.5

Removal.  At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative votes of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.

Section 3.6

Annual and Regular Meetings.  The Board of Directors from time to time may provide by resolution for the holding of regular annual meetings and fix their time and place within or outside the State of Maryland.  At the annual meeting of the Board of Directors, the Board shall choose officers and transact other proper business for an annual meeting.  Notice of such annual and regular meetings need not be in writing, provided that written notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 3.7 for notice of special meetings.  Except as provided by the Investment Company Act, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 3.7

Special Meetings.  Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the Chairman of the Board or by a majority of the Directors.  Notice of special meetings, stating the time and place, shall be (1) mailed to each Director at his residence or regular place of business at least five days before the day on which a special meeting is to be held or (2) delivered to him personally or transmitted to him by telegraph, cable or wireless at least one day before the meeting.

Section 3.8

Waiver of Notice.  No notice of any meeting need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

Section 3.9

Quorum and Voting.  At all meetings of the Board of Directors, the presence of one-third of the total number of Directors then in office (but not less than two Directors) shall constitute a quorum and shall be sufficient for the transaction of business.  In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.

Section 3.10

Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 3.11

Compensation of Directors.  The Board of Directors may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board.  Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity or from receiving compensation therefor.

Section 3.12

Chairperson of the Board.  When and as required by the Investment Company Act, the Board of Directors (including a majority of the Independent Directors) shall appoint a Chairperson of the Board from among the Directors.  The Chairperson of the Board shall be an Independent Director and may serve in such capacity only as long as he or she remains a Director.  The Chairperson of the Board shall preside at all meetings of the Board of Directors and may confer with the President or any other officer of the Corporation or investment advisor to the mutual fund series of the Corporation for purposes of determining the matters to be discussed and considered at Board meetings have such powers and perform such other duties as may be required by the Investment Company Act or assigned to him or her from time to time by the Board.

ARTICLE IV
COMMITTEES

Section 4.1

Organization.  By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Audit Committee, a Nominating Committee and Executive Committee.  The Chairperson of such committees shall be elected by the Board of Directors.  Each member of a committee shall be a Director and shall hold office at the pleasure of the Board, provided that all members of the Audit, Nominating and Executive Committees shall be Independent Directors.  The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees.  The Board may delegate to these committees any of its powers, except the power to declare a dividend, authorize the issuance of stock, recommend to stockholders any action requiring stockholders' approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval.

Section 4.2

Audit Committee.  The Board of Directors shall have an Audit Committee, consisting of two or more Independent Directors.  The Audit Committee shall select the independent auditors of the Corporation, approve the provision of audit and permitted non-audit services (and the related fees) of the independent auditors, oversee the preparation of the Corporation's financial statements and the independent audit thereof, oversee the Corporation's accounting policies and practices and internal control over financial reporting, and take such other action as may be delegated to it by the Board of Directors. The Audit Committee shall adopt a written charter, keep regular minutes of its proceedings and report to the Board when required or deemed appropriate.

Section 4.3

Nominating Committee.

The Board of Directors shall have a Nominating Committee, consisting of two or more Independent Directors.  The Nominating Committee shall identify, evaluate, consider and recommend persons for appointment or election to the Board of Directors, select and nominate persons to serve as Independent Directors, determine the independence of Directors, develop or recommend minimum standards and qualifications, recommend the compensation of the Independent Directors and committee members, and take such other action as may be delegated to it by the Board of Directors.  The Nominating Committee shall adopt a written charter, keep regular minutes of its proceedings and report to the Board when required or deemed appropriate.

Section 4.4

Executive Committee.  There may be an Executive Committee of two or more Independent Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number.  The Executive Committee shall consult with and advise the officers of the Corporation in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors.  The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 4.5

Other Committees.  The Board of Directors may appoint other committees which shall have such powers and perform such duties as may be delegated from time to time by the Board.

Section 4.6

Proceedings and Quorum.  In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations not inconsistent with law, the Articles of Incorporation or these By-Laws to govern its proceedings, quorum and manner of acting as it shall deem proper and desirable.  In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

ARTICLE V
OFFICERS

Section 5.1

General.  The officers of the Corporation shall be a President, a Secretary, a Treasurer and a Chief Compliance Officer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.9. hereof

Section 5.2

Election, Tenure and Qualifications.  The officers of the Corporation, except those appointed as provided in Section 5.9 hereof, shall be elected by the Board of Directors at its first annual meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting.  If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board.  Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified.  Any person may hold one or more offices of the Corporation except the offices of President and Vice President; however, a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.  The Chairman of the Board shall be elected from among the Directors of the Corporation and may hold such office only as long as he continues to be a Director.  No other officer need be a Director.

Section 5.3

Removal and Resignation.  Whenever in the Board's judgment the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose.  Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5.4

President.  The President shall be the chief executive officer of the Corporation and shall preside at all stockholders' meetings.  Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs, and property of the Corporation and general supervision over its officers, employees and agents, and shall see that the strategies, plans, orders and resolutions of the Board of Directors are carried out.  Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements.  He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5.5

Vice President.  The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President.  At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.6

Treasurer and Assistant Treasurers.  The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation.  Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto.  He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Board of Directors a like report for such financial year.  He shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

Section 5.7

Secretary and Assistant Secretaries.  The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose.  He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director.  He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

Section 5.8

Chief Compliance Officer.  The Chief Compliance Officer shall be responsible for matters relating to compliance by the Corporation with applicable laws, rules and regulations and in such capacity shall administer codes, policies, procedures and programs adopted by the Corporation that are reasonably designed to prevent the Corporation from violating applicable federal securities laws, including the written policies and procedures required by Rule 38a-1 under the Investment Company Act.  The Chief Compliance Officer shall also oversee the compliance by third party service providers to the Corporation with applicable federal securities laws and review the adequacy of the Corporation's written compliance policies and procedures at least annually.  The Chief Compliance Officer shall report directly to the Board of Directors or such committees thereof as the Board may designate (including the preparation of a written report as required by Rule 38a-1(a)(iii) under the Investment Company Act), meet at least annually with the Independent Directors and otherwise abide by the requirements of said Rule 38a-1.  The Corporation's Board of Directors, including a majority of the Independent Directors, shall be responsible for designating a single person to be Chief Compliance Officer and approving the compensation of the Chief Compliance Officer.  The Chief Compliance Officer may be removed from his or her responsibilities by action of and only with the approval of the Board of Directors, including a majority of the Independent Directors.

Section 5.9

Subordinate Officers.  The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Director may determine.  The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authority and duties.

Section 5.10

Remuneration.  The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.9 hereof.

Section 5.11

Surety Bonds.  As required by the Investment Company Act, the Corporation shall provide and maintain a bond which shall be issued by a reputable fidelity insurance company against larceny and embezzlement, covering each officer and employee of the Corporation who may singly, or jointly with others, have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities.  The bond shall be in such form, content and amount as a majority of the Directors then in office, including a majority of the Independent Directors, shall approve at least annually or as shall otherwise required by the Investment Company Act.  The Board of Directors may require any officer or agent of the Corporation to execute such other bonds to the Corporation in such sum and with such surety or sureties as the Board of

Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

ARTICLE VI
CAPITAL STOCK

Section 6.1

Stock Ledgers.  The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or at the offices of the transfer agent of the Corporation.

Section 6.2

Transfer Agents and Registrars.  The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

Section 6.3

Fixing of Record Date.  The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that (1) such record date shall be within 60 days prior to the date on which the particular action requiring such determination will be taken, (2) the transfer books shall not be closed for a period longer than 20 days, and (3) in the case of a meeting of stockholders, the record date or any closing of the transfer books shall be at least 10 days before the date of the meeting.

Section 6.4

Lost, Stolen or Destroyed Certificates.  Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
FISCAL YEAR AND ACCOUNTANT

Section 7.1

Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.2

Accountant.  The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation.  The accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders.  The employment of the accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

The Audit Committee of the Board of Directors and a majority of the Independent Directors shall select the accountant at any meeting held within 30 days before or 90 days after the beginning of the fiscal year of the Corporation.  With respect to fiscal years during which an annual meeting of stockholders is held, the selection of the accountant shall be submitted for ratification or rejection at such annual meeting of stockholders, unless exempt from such requirement by Rule 32a-4 under the Investment Company Act.  If the stockholders shall reject the Board's selection of the accountant at such meeting, the accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.

Any vacancy occurring due to the resignation of the accountant, shall be filled by the Audit Committee.

ARTICLE VIII
CUSTODY OF SECURITIES

Section 8.1

Employment of Custodian.  All assets of the Corporation shall be held in the custody of one or more banks (as defined in Section 2(a)(5) of the Investment Company Act) having the qualifications prescribed in Section 26(a)(1) of the Investment Company Act or a company that is a member of a national securities exchange (as defined in the Securities Exchange Act of 1934), subject to such rules and regulations as the Securities and Exchange Commission may prescribe under the Investment Company Act.  Such assets may be registered in the name of the Corporation, or any such custodian, or a nominee of either of them.  The terms of any custodian agreement shall be determined by the Board of Directors, which terms shall be in accordance with the provisions of the Investment Company Act.

Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may direct a custodian to deposit all or any part of the securities owned by the Corporation with a "securities depository" or "intermediary custodian" (as such terms are defined in Rule 17f-4 under the Investment Company Act) in accordance with the requirements of such Rule; may place and maintain "Foreign Assets" in the care of an "Eligible Foreign Custodian" (as such terms are defined in Rule 17f-5 under the Investment Company Act) or with a "Foreign Securities Depository" (as such terms are defined in Rule 17f-7 under the Investment Company Act) in accordance with the requirements of such Rules; and may place and maintain cash, securities and similar investments with a "Futures Commission Merchant" in amounts necessary to effect the Corporation's transactions in "Exchange Traded Futures Contracts" and "Commodity Options") (as defined in Rule 17f-6 under the Investment Company Act) in accordance with the requirements of such Rule.

ARTICLE IX
INDEMNIFICATION AND INSURANCE

Section 9.1

Indemnification of Officers, Directors, Employees and Agents.  The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the fullest extent permitted by law; provided that:

(a)

Whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or under any contract or agreement with the Corporation ("disabling conduct"); and

(b)

The Corporation shall not indemnify any person unless:

(1)

The court or other body before which the Proceeding was brought (i) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (ii) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

(2)

Absent such a decision, a reasonable determination is made, based upon a review of the facts, by (i) the vote of a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940 nor parties to the Proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a majority of a quorum of Directors described in paragraph (b)(2)(i) above so directs, by independent legal counsel in a written opinion, that such person was not liable by reason of disabling conduct.

Expenses (including attorneys' fees) incurred in defending a Proceeding will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses (unless it is ultimately determined that he is entitled to indemnification), if:

(1)

Such person shall provide adequate security for his undertaking;

(2)

The Corporation shall be insured against losses arising by reason of such advance; or

(3)

A majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940 nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification

Section 9.2

Insurance of Officers, Directors, Employees and Agents.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in or arising out of his position.  However, in no event will the Corporation purchase insurance to indemnify any such person for any act for which the Corporation itself is not permitted to indemnify him.

ARTICLE X
AMENDMENTS

Section 10.1

By stockholders.  These By-Laws may be adopted, amended or repealed by vote of the holders of a majority of the Corporation's stock, as defined in the Investment Company Act of 1940, at any annual or special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed amendment shall have been contained in the notice of the meeting.

Section 10.2

By Directors.  The Directors may adopt, amend or repeal any By-Law by majority vote of all of the Directors in office at any regular meeting, or at any special meeting if notice of the proposed By-Law, amendment or repeal shall have been included in the notice of such meeting.